Exhibit 99.1

Press Release
February 16, 2016
7575 W. Jefferson Blvd.
Fort Wayne, IN 46804

Steel Dynamics Announces Management Appointments

FORT WAYNE, INDIANA, February 16, 2016 / PRNewswire / Steel Dynamics, Inc. (NASDAQ/GS: STLD) today announced the creation of three new leadership positions which will coincide with the retirement of Richard P. Teets, Jr., a co-founder of the company and its Executive Vice President of Steelmaking, and President and Chief Operating Officer of Steel Operations.  Effective March 31, 2016, Mr. Teets will retire from his current position, but will remain a valuable member of the company’s board of directors.  He will also provide consulting services to the company through the end of 2016.

“Dick and I have worked together for decades and he has played a key role in SDI’s success, as a co-founder of Steel Dynamics along with Keith Busse and myself, a member of the board and an outstanding leader of people,” said Mark D. Millett, chief executive officer.  “We are all indebted to Dick, and I, along with our board of directors, recognize and appreciate his contributions to the company and the industry in general.  Dick’s engineering talent, operating knowledge and negotiating ability have touched every aspect of the company’s operations, creating novel approaches to problem solving and unique business models that help to differentiate us from our peers and drive superior performance. Throughout the years, Dick has led the Steel Manufacturers Association and the Association of Iron and Steel Technology, and has played key roles in numerous other industry organizations.  Dick also contributes to our community through being an adjunct professor for the business school at the University of Saint Francis and currently sits on the boards of Manchester University and the AWS Foundation.  We wish Dick all the best in his next adventure.

“I’m pleased that our ongoing succession planning process has provided outstanding leaders to ensure a seamless transition, continued Millett.  “Upon Dick’s retirement, we will be adding three positions which will report directly to me, representing three of our four primary operating platforms.  We are creating the roles of senior vice president for our downstream manufacturing group, our long products steel group, and our flat roll steel group.  The three individuals that will be placed in these roles embody SDI’s culture of excellence and innovation, and each has been with the company in various roles of increasing responsibility since our beginning, over 20 years ago.  They each bring a unique skillset and strength of leadership that will be even more evident in their expanded roles.  I am looking forward to working even more closely with each of them in the coming months.”

Senior Vice President, Downstream Manufacturing Group

Christopher Graham will be promoted to Senior Vice President, Downstream Manufacturing Group.  Since 2013, Mr. Graham has served as a vice president of Steel Dynamics and the president of its fabrication operations.  In his expanded role, Chris will continue to be responsible for the company’s fabrication operations, but with the added responsibility of the company’s other downstream manufacturing facilities. He will lead the company’s strategic growth in the area of adding businesses that will utilize Steel Dynamics metal products as raw material in the manufacture of other products.  This strategy is planned to provide stronger steel production utilization rates during weaker demand environments and promote more stable through-cycle financial results.

Mr. Graham was part of the team that constructed the company’s first steel mill in 1994.  He held various leadership positions within the company’s steel group prior to moving into the fabrication operations in 2007.  He was responsible for four operating fabrication plants from 2007 to 2010, at which point he also became the team leader responsible for overseeing the restructuring and integration of three acquired fabrication facilities, and in 2014 was made responsible for the integration of the Columbus Flat Roll Division integration.  Mr. Graham earned a bachelor’s degree in business management from Western Governors University and a MBA from the University of Saint Francis.

Senior Vice President, Long Products Group

Glenn Pushis will be promoted to Senior Vice President, Long Products Steel Group.  Since 2014, Mr. Pushis has served as a vice president overseeing the company’s Butler Flat Roll Division and six flat roll coating facilities located in Indiana and Pennsylvania.  In his new position, Mr. Pushis will be responsible for the company’s four long product steel mills, which together have approximately 3.8 million tons of annual steelmaking capacity, producing specialized engineered bars, structural steel, railroad rail, merchant bars and other specialty steels, primarily serving the construction, transportation and industrial sectors.

Mr. Pushis was also part of the team that constructed the company’s first steel mill in 1994.  He held various leadership positions within the company’s steel group, including the positions of general manager for the Engineered Bar Products Division from 2003 to 2007 and more recently, the Butler Flat Roll Division from 2007 to 2014. Mr. Pushis earned a bachelor’s degree in mechanical engineering from Purdue University and his MBA from Indiana University.

Senior Vice President, Flat Roll Steel Group

Barry Schneider will be promoted to Senior Vice President Flat Roll, Steel Group.  Since 2014, Mr. Schneider has served as a vice president overseeing the company’s Engineered Bar Products and Roanoke Bar steel divisions.  In his new position, Mr. Schneider will be responsible for the company’s two flat roll steel mills and eight flat roll coating lines, which together have approximately 7.2 million tons of annual capacity, producing hot roll, cold roll and coated steel products, including a wide variety of specialty products, such as light gauge hot roll, galvanized and painted products.

Mr. Schneider was also part of the team that constructed the company’s first steel mill in 1994, serving in several engineering and operational roles in the melt shop during the company’s first five years of operations.  He was the manager of the Butler Flat Roll Division’s hot strip mill and later the cold rolling and coating facilities from 2000 to 2007.   Mr. Schneider then held the position of general manager for the Engineered Bar Products Division from 2007 to 2014.   Mr. Schneider earned a bachelor’s degree in mechanical engineering and a Master of Science in engineering management from Rose-Hulman Institute of Technology.

About Steel Dynamics, Inc.

Steel Dynamics, Inc. is one of the largest domestic steel producers and metals recyclers in the United States based on estimated annual steelmaking and metals recycling capability, with annual sales of $7.6 billion in 2015, approximately 7,500 employees, and manufacturing facilities primarily located throughout the United States (including six electric-arc-furnace steel mills, eight steel coating lines, an iron production facility, approximately 80 metals recycling locations and eight steel fabrication plants).

Forward-Looking Statements

This press release contains some predictive statements about future events, including statements related to conditions in the steel and metallic scrap markets, Steel Dynamics’ future business, product developments and the operation of new or existing facilities. These statements are intended to be made as “forward-looking,” subject to many risks and uncertainties, within the safe harbor protections of the Private Securities Litigation Reform Act of 1995. These statements speak only as of this date and are based upon information and assumptions, which we consider reasonable as of this date, concerning our businesses and the environments in which they operate. Such predictive statements are not guarantees of future performance, and we undertake no duty to update or revise any such statements.

More specifically, we refer you to Steel Dynamics’ more detailed explanation of these and other factors and risks that may cause such predictive statements to turn out differently, as set forth in our most recent Annual Report on Form 10-K under the headings Special Note Regarding Forward-Looking Statements and Risk Factors, in our quarterly reports on Form 10-Q or in other reports which we from time to time file with the Securities and Exchange Commission. These are available publicly on the SEC website, www.sec.gov, and on the Steel Dynamics website, www.steeldynamics.com.

Contact:  Tricia Meyers, Investor Relations Manager— +1.260.969.3500